UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 3, 2009 (February 3, 2009)

MASSEY ENERGY COMPANY

(Exact name of Registrant as specified in charter)

Delaware	1-7775	95-0740960
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

4 North 4th Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (804) 788-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 3, 2009, Massey Energy Company (the “Registrant”) entered into an Equity Distribution Agreement with UBS Securities LLC (“UBS”) pursuant to which UBS will act as the Registrant’s sales agent with respect to the offering from time to time of up to 5,000,000 shares of common stock of the Registrant (the “Shares”). Proceeds from any sale of Shares pursuant to the Equity Distribution Agreement will be used for general corporate purposes, which may include funding for acquisitions or investments in business, products, technologies and repurchases and repayment of the indebtedness of the Registrant.

Concurrently with the filing of this Current Report on Form 8-K, the Registrant filed a prospectus supplement (the “Prospectus Supplement”) with the Securities and Exchange Commission (the “SEC”) in connection with the offering of the Shares pursuant to the Equity Distribution Agreement. The Prospectus Supplement was filed pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, and supplements the Registrant’s prospectus contained in its shelf registration statement on Form S-3 (Reg. No. 333-152776) filed with the SEC on August 5, 2008 (the “Registration Statement”).

The Equity Distribution Agreement is attached hereto as Exhibit 1.1 and incorporated by reference herein.

Item 8.01.	Other Events.

In connection with the offering by the Company of the Shares, as described in response to Item 1.01 of this Current Report on Form 8-K, the Equity Distribution Agreement (Exhibit 1.1 to this Current Report on Form 8-K) is incorporated by reference into the Company’s Registration Statement.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits.

1.1	Equity Distribution Agreement dated February 3, 2009 between Massey Energy Company and UBS Securities LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2009

MASSEY ENERGY COMPANY
(Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit
1.1	Equity Distribution Agreement dated February 3, 2009 between Massey Energy Company and UBS Securities LLC

4